Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Fourth Quarter Results

Overland Park, KS, Jan. 31, 2017 – Waddell & Reed Financial, Inc. (NYSE: WDR) today reported fourth quarter 2016 net income1 of $22.4 million, or $0.27 per diluted share, compared to net income of $53.8 million, or $0.65 per diluted share, during the prior quarter and net income of $62.9 million, or $0.76 per diluted share, during the fourth quarter of 2015.  Net income for the year ended December 31, 2016 was $146.9 million, or $1.78 per diluted share, compared to net income of $245.5 million, or $2.94 per diluted share, for the year ended December 31, 2015.

Fourth quarter 2016 net income, adjusted for certain charges, was $40.0 million, or $0.48 per diluted share, compared to net income, adjusted for certain charges, of $53.3 million, or $0.64 per diluted share, during the third quarter of 2016.  For the year ended December 31, 2016, net income, adjusted for certain charges, was $177.1 million, or $2.14 per diluted share.  A detailed schedule reconciling non-GAAP financial measures to GAAP net income and earnings per diluted share is provided in the “Adjusted Results” tables at the end of this release.

Business Discussion

Flow pressure lessened during the quarter with net outflows of $4.4 billion comparing favorably to both the prior quarter and to the fourth quarter of 2015.  Sales rose every month during the quarter, improving 8% compared to the third quarter.  However, sales for the year remain at a multi-year low and, while we have made progress, there remains a need for continued improvement.  Assets under management ended the year at $81 billion, declining 5% during the quarter and 23% compared to December 31, 2015.

We successfully implemented a cost reduction program in 2016, which led to a 9% year-over-year reduction in operating costs.  Several charges were incurred during the year, which added $48 million to 2016 operating costs, making our anticipated run-rate for 2017 even more favorable.  These costs included severance charges, a pension settlement charge, and the impairment of intangible assets, and were partly offset by a curtailment gain on our post-retirement medical benefit plan.  We also incurred costs for the implementation of Project E and costs for the implementation of the Department of Labor’s fiduciary standard rule, which will continue into 2017 but then subside.

“Our entire organization is committed to strengthening our competitive position during this period of unprecedented change in our industry,” said Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc.  “We are focused on all aspects of our business, including organizational structure, operational efficiencies, product offerings, and fee levels.”

1  Net income represents net income attributable to Waddell & Reed Financial, Inc.

Management Fee Revenue Analysis

Management fees declined 4% sequentially, while average assets under management declined 6%.  Fees declined at a lesser rate than average assets under management due to an increase in the effective fee rate, which was a result of a mix-shift within the asset base.  Compared to the same quarter last year, management fees declined 20%, while average assets under management declined 25%.  The loss of $7.5 billion in institutional assets, which had a low fee rate, as well as a mix-shift in the retail asset base led revenues to decline at a lesser rate than average assets under management.

Average assets under management were $82 billion during the current quarter, compared to $87 billion during the prior quarter and $109 billion during the same period in 2015.   The effective fee rate for the current quarter was 64.4 basis points compared to 63.6 basis points and 60.6 basis points during the third quarter of 2016 and fourth quarter of 2015, respectively.

Underwriting and Distribution Analysis

Underwriting and Distribution Revenues

Revenues declined 2% sequentially due to lower asset-based Rule 12b-1 service and distribution fees in our retail unaffiliated channel resulting from a decline in asset levels.  Compared to the same period last year, revenues declined 17% due to lower asset-based Rule 12b-1 fees in our retail unaffiliated channel, as well as the impact of the third quarter’s share conversion of load-waived Class A shares, previously offered in our advisory products, to Class I shares, which do not charge  Rule 12b-1 fees.

Underwriting and Distribution Costs

Costs rose 7% compared to the third quarter.  Direct costs declined 3% in correlation with the decrease in revenues, while indirect costs rose 33%.  Several items contributed to the increase in indirect costs, including the pension settlement charge, the curtailment gain due to an amendment to our post-retirement medical benefit plan during the prior quarter and, to a lesser degree, severance costs associated with the realignment of our retail unaffiliated and institutional distribution channels.

Compared to the fourth quarter of 2015, costs declined 14%.  Direct costs declined 23% due to lower asset levels, which resulted in lower asset-based Rule 12b-1 service and distribution fees and, to a lesser degree, lower sales commissions and lower wholesaler commissions.  Indirect costs increased 12% due to the pension settlement charge and, to a lesser degree, costs associated with the implementation of Project E.  Excluding these charges, indirect costs were flat.

Compensation and Related Expense Analysis

Costs increased 45% sequentially due to a pension settlement charge in the current quarter and the curtailment gain related to an amendment of our post-retirement medical benefit plan during the prior quarter.  Compared to the fourth quarter of 2015, costs increased 21% due to the pension settlement charge.  Excluding these charges, costs declined modestly due to workforce reductions and lower incentive compensation.

General and Administrative Expense Analysis

Costs declined 4% compared to the prior quarter due to continued cost control across the organization.  Compared to the same quarter last year, costs declined 14%.  Lower dealer service costs and a reduction in advertising more than offset an increase in legal and consulting costs primarily attributable to the implementation of the new DOL fiduciary rule.

Changes in Assets Under Management

($ in millions)

	Three Months Ended								Year Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2015				2016				2015	2016
Retail Unaffiliated Distribution
Beginning assets	$60,335	$59,412	$57,545	$49,320	$45,641	$38,623	$35,197	$33,290	$60,335	$45,641
Sales*	3,870	3,239	2,768	2,341	2,144	1,526	1,320	1,373	12,218	6,363
Redemptions	(6,259)	(4,558)	(5,569)	(7,300)	(7,680)	(5,543)	(4,824)	(4,390)	(23,686)	(22,437)
Net Exchanges	224	144	265	176	158	127	161	11	809	457
Net flows	(2,165)	(1,175)	(2,536)	(4,783)	(5,378)	(3,890)	(3,343)	(3,006)	(10,659)	(15,617)
Market action	1,242	(692)	(5,689)	1,104	(1,640)	464	1,436	11	(4,035)	271
Ending assets	$59,412	$57,545	$49,320	$45,641	$38,623	$35,197	$33,290	$30,295	$45,641	$30,295

Retail Broker-Dealer
Beginning assets	$45,517	$46,385	$45,947	$42,215	$43,344	$42,142	$42,261	$43,170	$45,517	$43,344
Sales*	1,270	1,347	1,238	1,218	1,068	1,094	1,024	1,101	5,073	4,287
Redemptions	(1,279)	(1,279)	(1,242)	(1,245)	(1,197)	(1,329)	(1,542)	(1,669)	(5,045)	(5,737)
Net Exchanges	(224)	(144)	(265)	(176)	(172)	(163)	(194)	(182)	(809)	(711)
Net flows	(233)	(76)	(269)	(203)	(301)	(398)	(712)	(750)	(781)	(2,161)
Market action	1,101	(362)	(3,463)	1,332	(901)	517	1,621	(98)	(1,392)	1,139
Ending assets	$46,385	$45,947	$42,215	$43,344	$42,142	$42,261	$43,170	$42,322	$43,344	$42,322

Institutional
Beginning assets	$17,798	$17,097	$17,214	$14,657	$15,414	$14,426	$8,993	$8,595	$17,798	$15,414
Sales*	300	1,203	465	773	453	190	180	242	2,741	1,065
Redemptions	(1,460)	(1,003)	(1,817)	(799)	(1,068)	(5,699)	(1,051)	(1,042)	(5,079)	(8,860)
Net Exchanges	—	—	—	—	14	36	33	171	—	254
Net flows	(1,160)	200	(1,352)	(26)	(601)	(5,473)	(838)	(629)	(2,338)	(7,541)
Market action	459	(83)	(1,205)	783	(387)	40	440	(62)	(46)	31
Ending assets	$17,097	$17,214	$14,657	$15,414	$14,426	$8,993	$8,595	$7,904	$15,414	$7,904

Consolidated Total
Beginning assets	$123,650	$122,894	$120,706	$106,192	$104,399	$95,191	$86,451	$85,055	$123,650	$104,399
Sales*	5,440	5,789	4,471	4,332	3,665	2,810	2,524	2,716	20,032	11,715
Redemptions	(8,998)	(6,840)	(8,628)	(9,344)	(9,945)	(12,571)	(7,417)	(7,101)	(33,810)	(37,034)
Net Exchanges	—	—	—	—	—	—	—	—	—	—
Net flows	(3,558)	(1,051)	(4,157)	(5,012)	(6,280)	(9,761)	(4,893)	(4,385)	(13,778)	(25,319)
Market action	2,802	(1,137)	(10,357)	3,219	(2,928)	1,021	3,497	(149)	(5,473)	1,441
Ending assets	$122,894	$120,706	$106,192	$104,399	$95,191	$86,451	$85,055	$80,521	$104,399	$80,521

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	Three Months Ended
Asset Manager	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
($ in millions)	2015				2016
Retail Unaffiliated Distribution
AUM	$59,412	$57,545	$49,320	$45,641	$38,623	$35,197	$33,290	$30,295
Net flows	$(2,165)	$(1,175)	$(2,536)	$(4,783)	$(5,378)	$(3,890)	$(3,343)	$(3,006)
Organic growth	-14.4%	-7.9%	-17.6%	-38.8%	-47.1%	-40.3%	-38.0%	-36.1%
Redemption Rate	42.9%	31.0%	41.2%	59.3%	77.7%	61.3%	56.2%	56.7%
Retail Broker-Dealer
AUM	$46,385	$45,947	$42,215	$43,344	$42,142	$42,261	$43,170	$42,322
Net flows	$(233)	$(76)	$(269)	$(203)	$(301)	$(398)	$(712)	$(750)
Organic growth	-2.0%	-0.7%	-2.3%	-1.9%	-2.8%	-3.8%	-6.7%	-6.9%
Redemption Rate	9.0%	9.0%	8.9%	9.3%	9.3%	10.5%	12.1%	12.5%
Institutional
AUM	$17,097	$17,214	$14,657	$15,414	$14,426	$8,993	$8,595	$7,904
Net flows	$(1,160)	$200	$(1,352)	$(26)	$(601)	$(5,473)	$(838)	$(629)
Organic growth	-26.1%	4.7%	-31.4%	-0.7%	-15.6%	-151.8%	-37.3%	-29.3%
Redemption Rate	33.7%	23.2%	45.4%	20.5%	29.9%	198.9%	46.4%	51.3%

Fund Rankings	1 Year	3 Years	5 Years
Lipper
Funds ranked in top half	43%	35%	33%
Assets ranked in top half	33%	28%	42%
MorningStar
Funds with 4/5 stars	29%	17%	19%
Assets with 4/5 stars	31%	13%	24%

	Three Months Ended
Broker-Dealer	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2015				2016
AUA* (in billions)	$53.7	$53.6	$49.4	$51.0	$49.9	$50.5	$52.1	$51.7
AUA* fee based accounts (in billions)	$18.0	$18.3	$17.0	$17.6	$17.4	$17.8	$18.5	$18.4
# Advisors	1,745	1,780	1,795	1,819	1,803	1,799	1,796	1,780
Advisor productivity (in thousands)	$65.9	$67.9	$66.3	$64.9	$61.3	$63.1	$59.0	$59.4
U&D revenues (in thousands)	$114,836	$119,740	$118,090	$117,291	$110,735	$113,802	$105,787	$105,931

* AUA represent Assets Under Administration

Unaudited Consolidated Statement of Income

($ in thousands, except per share data)	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Sequential Qtr.		Year-over-Year Qtr.
	2016	2016	2015	Change	%	Change	%
Operating Revenues:
Investment management fees	$132,709	$138,745	$166,325	$(6,036)	-4.4%	$(33,616)	-20.2%
Underwriting and distribution fees	132,922	135,778	160,382	(2,856)	-2.1%	(27,460)	-17.1%
Shareholder service fees	27,282	28,563	34,367	(1,281)	-4.5%	(7,085)	-20.6%
Total operating revenues	292,913	303,086	361,074	(10,173)	-3.4%	(68,161)	-18.9%
Operating Expenses:
Underwriting and distribution	163,025	152,999	189,534	10,026	6.6%	(26,509)	-14.0%
Compensation and related costs	58,354	40,214	48,271	18,140	45.1%	10,083	20.9%
General and administrative	22,288	23,280	26,033	(992)	-4.3%	(3,745)	-14.4%
Subadvisory fees	2,588	2,566	2,048	22	0.9%	540	26.4%
Depreciation	5,196	4,541	3,831	655	14.4%	1,365	35.6%
Intangible impairment	4,049	5,700	—	(1,651)	-29.0%	4,049	N/A
Total operating expenses	255,500	229,300	269,717	26,200	11.4%	(14,217)	-5.3%
Operating Income	37,413	73,786	91,357	(36,373)	-49.3%	(53,944)	-59.0%
Investment and other income/(loss)	890	7,878	7,647	(6,988)	-88.7%	(6,757)	-88.4%
Interest expense	(2,786)	(2,792)	(2,772)	6	-0.2%	(14)	0.5%
Income before taxes	35,517	78,872	96,232	(43,355)	-55.0%	(60,715)	-63.1%
Provision for taxes	13,041	24,067	33,312	(11,026)	-45.8%	(20,271)	-60.9%
Net Income	22,476	54,805	62,920	(32,329)	-59.0%	(40,444)	-64.3%
Noncontrolling interests	59	978	—	(919)	-94.0%	59	N/A
Net Income Attributable to Waddell & Reed Financial, Inc.	$22,417	$53,827	$62,920	$(31,410)	-58.4%	$(40,503)	-64.4%
Net income per share, basic and diluted:	0.27	0.65	0.76
Weighted average shares outstanding - basic and diluted	82,783	82,834	82,873
Operating margin	12.8%	24.3%	25.3%

Net Distribution Cost Analysis	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Sequential Qtr.		Year-over-Year Qtr.
($ in thousands)	2016	2016	2015	Change	%	Change	%

Retail Unaffiliated Distribution[1]
U&D Revenues	$26,991	$29,991	$43,091	$(3,000)	-10.0%	$(16,100)	-37.4%
U&D Expenses - Direct	(35,854)	(39,489)	(57,119)	3,635	-9.2%	21,265	-37.2%
U&D Expenses - Indirect	(13,916)	(10,643)	(14,614)	(3,273)	30.8%	698	-4.8%
Net Distribution (Costs)	$(22,779)	$(20,141)	$(28,642)	(2,638)	13.1%	5,863	-20.5%

Retail Broker-Dealer[2]
U&D Revenues	$105,931	$105,787	$117,291	$144	0.1%	$(11,360)	-9.7%
U&D Expenses - Direct	(72,380)	(72,276)	(83,413)	(104)	0.1%	11,033	-13.2%
U&D Expenses - Indirect	(40,875)	(30,591)	(34,388)	(10,284)	33.6%	(6,487)	18.9%
Net Distribution Excess/(Costs)	$(7,324)	$2,920	$(510)	(10,244)	-350.8%	(6,814)	1336.1%

1 Retail Unaffiliated Distribution was previously referred to as the “Wholesale channel”

2 Retail Broker-Dealer was previously referred to as the “Advisors channel”

Unaudited Consolidated Statement of Income

($ in thousand, except per share data)	Year Ended
	Dec. 31, 2016	Dec. 31, 2015	Change	%
Operating Revenues:
Investment management fees	$557,112	$709,562	$(152,450)	-21.5%
Underwriting and distribution fees	561,670	663,998	(102,328)	-15.4%
Shareholder service fees	120,241	143,071	(22,830)	-16.0%
Total operating revenues	1,239,023	1,516,631	(277,608)	-18.3%
Operating Expenses: Underwriting and distribution	671,105	769,781	(98,676)	-12.8%
Compensation and related costs	209,849	200,752	9,097	4.5%
General and administrative	83,996	105,066	(21,070)	-20.1%
Subadvisory fees	9,572	9,134	438	4.8%
Depreciation	18,359	16,046	2,313	14.4%
Intangible impairment	9,749	—	9,749	N/A
Total operating expenses	1,002,630	1,100,779	(98,149)	-8.9%
Operating Income	236,393	415,852	(179,459)	-43.2%
Investment and other income/(loss)	(763)	(5,244)	4,481	-85.5%
Interest expense	(11,122)	(11,068)	(54)	0.5%
Income before taxes	224,508	399,540	(175,032)	-43.8%
Provision for taxes	76,187	154,004	(77,817)	-50.5%
Net Income	148,321	245,536	(97,215)	-39.6%
Noncontrolling interests	1,414	—	1,414	N/A
Net Income Attributable to Waddell & Reed Financial, Inc.	$146,907	$245,536	$(98,629)	-40.2%
Net income per share, basic and diluted:	1.78	2.94
Weighted average shares outstanding - basic and diluted	82,668	83,499
Operating margin	19.1%	27.4%

Net Distribution Cost Analysis	Year Ended
($ in thousands)	Dec. 31,	Dec. 31,
	2016	2015	Change	%
Retail Unaffiliated Distribution[1]
U&D Revenues	$125,415	$194,041	$(68,626)	-35.4%
U&D Expenses - Direct	(164,641)	(254,778)	90,137	-35.4%
U&D Expenses - Indirect	(52,847)	(55,944)	3,097	-5.5%
Net Distribution (Costs)	$(92,073)	$(116,681)	24,608	-21.1%

Retail Broker-Dealer[2]
U&D Revenues	$436,255	$469,957	$(33,702)	-7.2%
U&D Expenses - Direct	(312,673)	(335,032)	22,359	-6.7%
U&D Expenses - Indirect	(140,944)	(124,027)	(16,917)	13.6%
Net Distribution Excess/(Costs)	$(17,362)	$10,898	(28,260)	-259.3%

1 Retail Unaffiliated Distribution was previously referred to as the “Wholesale channel”

2 Retail Broker-Dealer was previously referred to as the “Advisors channel”

Unaudited Condensed Balance Sheet

($ in thousands)	Dec. 31, 2016	Dec. 31, 2015
Assets
Cash & cash equivalents (unrestricted)	$555,102	$558,495
Investment securities	328,750	291,743
Other assets	271,401	441,360
Property and equipment, net	102,449	105,434
Goodwill and intangible assets	148,569	158,118
Total assets	$1,406,271	$1,555,150
Liabilities, redeemable noncontrolling interests and equity
Long-term debt	$189,605	$189,432
Other liabilities	362,011	519,263
Redeemable noncontrolling interests	10,653	—
Total equity	844,002	846,455
Liabilities, redeemable noncontrolling interests and equity	$1,406,271	$1,555,150
Shares outstanding (in millions)	83.1	82.9

Unaudited Condensed Cash Flow

	Three Months Ended			Year Ended
($ in thousands)	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
Cash provided by (used in):	2016	2016	2015	2016	2015
Operating activities	$57,588	$47,613	$3,377	$123,647	$233,950
Investing activities	6,590	53,973	(4,230)	75,871	(22,595)
Financing activities	(38,860)	(39,260)	(53,312)	(202,911)	(219,481)
Net change during period	$25,318	$62,326	$(54,165)	$(3,393)	$(8,126)

	Three Months Ended			Year Ended
($ in thousands)	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
Shares repurchased	2016	2016	2015	2016	2015
Number of shares	90,692	28,537	520,154	2,320,726	1,955,509
Total cost	$1,769	$522	$17,058	$49,753	$80,335
Dividend paid
Rate per share	$0.46	$0.46	$0.46	$1.84	$1.75
Total paid	$38,094	$38,120	$35,710	$152,830	$143,959
Capital returned to stockholders	$39,863	$38,642	$52,768	$202,583	$224,294

On December 31, 2016, we granted 447,277 shares of restricted stock

In early January 2016, we granted an additional 1,131,538 shares of restricted stock and an additional 1,131,538 cash-settled restricted stock units, which does not impact share count.

Unaudited Supplemental Information

In addition to reporting results in accordance with U.S. generally accepted accounting principles (“GAAP”), management believes adjusting results to exclude certain items provides investors with financial measures that better reflect the company’s core operating performance and allow for more appropriate comparisons to prior periods.  However, non-GAAP financial measures should not be considered a substitute for performance measures calculated in accordance with GAAP.

Adjusted Results

Reconciliation to GAAP

($ in thousands, except for per share data)

	Three Months Ended			Three Months Ended			Year Ended
	Dec. 31, 2016			Sept. 30, 2016			Dec, 31, 2016
	GAAP	Adj.[1]	Adjusted	GAAP	Adj.[2]	Adjusted	GAAP	Adj.[3]	Adjusted
Operating Revenues:
Investment management fees	$132,709	—	$132,709	$138,745	—	$138,745	$557,112	—	$557,112
Underwriting and distribution fees	132,922	—	132,922	135,778	—	135,778	561,670	—	561,670
Shareholder service fees	27,282	—	27,282	28,563	—	28,563	120,241	—	120,241
Total operating revenues	292,913	—	292,913	303,086	—	303,086	1,239,023	—	1,239,023
Operating Expenses:
Underwriting and distribution	163,025	(7,882)	155,143	152,999	3,457	156,456	671,105	(15,599)	655,506
Compensation and related costs	58,354	(14,334)	44,020	40,214	3,752	43,966	209,849	(20,356)	189,493
General and administrative	22,288	(1,748)	20,540	23,280	(662)	22,618	83,996	(2,410)	81,586
Subadvisory fees	2,588	—	2,588	2,566	—	2,566	9,572	—	9,572
Depreciation	5,196	—	5,196	4,541	—	4,541	18,359	—	18,359
Intangible impairment	4,049	(4,049)	—	5,700	(5,700)	—	9,749	(9,749)	—
Total operating expenses	255,500	(28,013)	227,487	229,300	847	230,147	1,002,630	(48,114)	954,516
Operating Income	37,413	28,013	65,426	73,786	(847)	72,939	236,393	48,114	284,507
Investment and other income/(loss)	890	—	890	7,878	—	7,878	(763)	—	(763)
Interest expense	(2,786)	—	(2,786)	(2,792)	—	(2,792)	(11,122)	—	(11,122)
Income before taxes	35,517	28,013	63,530	78,872	(847)	78,025	224,508	48,114	272,622
Provision for taxes	13,041	10,416	23,457	24,067	(316)	23,751	76,187	17,886	94,073
Net Income	22,476	17,597	40,073	54,805	(531)	54,274	148,321	30,228	178,549
Noncontrolling interests	59	—	59	978	—	978	1,414	—	1,414
Net Income Attributable to Waddell & Reed	$22,417	$17,597	$40,014	$53,827	$(531)	$53,296	$146,907	$30,228	$177,135
Financial, Inc.
Net income per share, basic and diluted:	0.27	0.21	0.48	0.65	(0.01)	0.64	1.78	0.37	2.14
Weighted average shares outstanding - basic and diluted	82,783	82,783	82,783	82,834	82,834	82,834	82,668	82,668	82,668
Operating margin	12.8%		22.3%	24.3%		24.1%	19.1%		23.0%

1 Adjustments during the fourth quarter were:

•                  $20.7 million related to a pension settlement charge.  $6.4 million in U&D indirect (unaffiliated distribution $0.9 million and broker-dealer $5.5 million) and $14.3 million in compensation;

•                  $4.0 million charge related to the impairment of an intangible asset;

•                  $1.7 million charge related to DOL preparation to G&A costs; and

•                  $1.5 million charge related to the implementation of Project E to U&D indirect costs (broker-dealer).

2 Adjustments during the third quarter were:

•                  $8.5 million related to a curtailment gain.  $4.7 million in U&D indirect (unaffiliated distribution $0.5 million and broker-dealer $4.2 million) and $3.8 million in compensation;

•                  $5.7 million charge related to the impairment of an intangible asset;

•                  $1.3 million charge related to the implementation of Project E to U&D indirect costs (broker-dealer); and

•                  $0.7 million charge related to DOL preparation to G&A costs.

3 Adjustments during the full year were:

•                  $20.7 million related to a pension settlement charge.  $6.4 million in U&D indirect (unaffiliated distribution $0.9 million and broker-dealer $5.5 million) and $14.3 million in compensation);

•                  $9.8 million for severance and related charges to compensation and related costs;

•                  $7.1 million for severance and related charges to U&D indirect costs (unaffiliated distribution $2.2 million; broker-dealer $4.9 million);

•                  $9.7 million charge related to the impairment of intangible assets;

•                  $8.5 million related to a curtailment gain.  $4.7 million in U&D indirect (unaffiliated distribution $0.5 million and broker-dealer $4.2 million) and $3.8 million in compensation);

•                  $5.4 million charge related to the implementation of Project E to U&D indirect costs (broker-dealer);

•                  $2.4 million charge related to DOL preparation to G&A costs; and

•                  $1.4 million related to the accelerated amortization of DAC to U&D direct costs (broker-dealer) due to a share class conversion.

Net Distribution Cost Analysis

Reconciliation to GAAP

($ in thousands)	Three Months Ended			Three Months Ended			Year Ended
	Dec. 31, 2016			Sept. 30, 2016			Dec, 31, 2016
	GAAP	Adj.	Adjusted	GAAP .	Adj	Adjusted	GAAP	Adj.	Adjusted
Retail Unaffiliated Distribution[1]
U&D Revenues	$26,991	—	$26,991	$29,991	—	$29,991	$125,415	—	$125,415
U&D Expenses - Direct	(35,854)	—	(35,854)	(39,489)	—	(39,489)	(164,641)	—	(164,641)
U&D Expenses - Indirect	(13,916)	899	(13,017)	(10,643)	(523)	(11,166)	(52,847)	2,633	(50,214)
Net Distribution (Costs)	$(22,779)	$899	$(21,880)	$(20,141)	$(523)	$(20,664)	$(92,073)	$2,633	$(89,440)

Retail Broker-Dealer[2]
U&D Revenues	$105,931	—	$105,931	$105,787	—	$105,787	$436,255	—	$436,255
U&D Expenses - Direct	(72,380)	—	(72,380)	(72,276)	—	(72,276)	(312,673)	1,384	(311,289)
U&D Expenses - Indirect	(40,875)	6,983	(33,892)	(30,591)	(2,934)	(33,525)	(140,944)	11,582	(129,362)
Net Distribution Excess/(Costs)	$(7,324)	$6,983	$(341)	$2,920	$(2,934)	$(14)	$(17,362)	$12,966	$(4,396)

1 Retail Unaffiliated Distribution was previously referred to as the “Wholesale channel”

2 Retail Broker-Dealer was previously referred to as the “Advisors channel”

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern.  During this call, Philip J. Sanders, CEO and CIO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the retail unaffiliated distribution channel (encompassing broker/dealer, retirement, and registered investment advisors), our retail broker-dealer channel (through financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States and internationally. Waddell & Reed Investment Management Company serves as investment adviser to the Waddell & Reed Advisors Group of Mutual Funds, while Ivy Investment Management Company serves as investment adviser to Ivy Funds, Ivy NextShares, Ivy Variable Insurance Portfolios and InvestEd Portfolios, and investment adviser and global distributor to the Ivy Global Investors SICAV, an umbrella UCITS fund range domiciled in Luxembourg. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds and InvestEd Portfolios, while Ivy Distributors, Inc. serves as principal underwriter and distributor to Ivy Funds and Ivy Variable Insurance Portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, which include, without limitation:

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of the Department of Labor’s new fiduciary rule;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  Our inability to reduce expenses rapidly enough to align with declines in our revenues, the level of our assets under management or our business environment.

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker-dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2015 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2016. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.